                                                                      Exhibit 21
                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                     Jurisdiction in which
Subsidiary or Affiliate                              Incorporated or Organized

Chicago Bridge & Iron Company B.V.                   The Netherlands
   Arabian CBI Ltd.                                  Saudi Arabia
   Arabian CBI Tank Manufacturing Company Limited    Saudi Arabia
   Arabian Gulf Material Supply Company Ltd.         Cayman Islands
   CBI Construcciones S.A.                           Argentina
   CBI Constructors Pty. Ltd.                        Australia
      CBI Constructors Pty. Ltd. (PNG)               New Guinea
   CBI Constructors S.A. (Proprietary) Limited       South Africa
   CB&I Finance Company Limited                      Ireland
   CBI Holdings (U.K.) Limited                       United Kingdom
      CBI Constructors Limited                       United Kingdom
   CB&I John Brown Limited                           United Kingdom
     CB&I London Limited                             United Kingdom
   CBI (Malaysia) Sdn. Bhd.                          Malaysia
   CB&I Nigeria, Limited                             Nigeria
   CBI (Philippines) Inc.                            Philippines
   CBI Venezolana, S.A.                              Venezuela
   Chicago Bridge & Iron Company (Egypt) LLC         Egypt
   CMP Holdings B.V.                                 The Netherlands
      CB&I Europe B.V.                               The Netherlands
   Horton CBI, Limited                               Canada
      Horton Services, Inc.                          Canada
   Southern Tropic Material Supply Company, Ltd.     Cayman Islands
   P.T. Chicago Bridge & Iron (1)                    Indonesia

Chicago Bridge & Iron (Antilles) N.V.                Netherland Antilles
   CBI Eastern Anstalt                               Liechtenstein
      Oasis Supply Company Anstalt                   Liechtenstein
   CB&I Hungary Holding LLC (CBI Hungary Kft)        Hungary
   CBI Overseas, LLC                                 Delaware

Chicago Bridge & Iron Company                        Delaware
   CB&I Constructors, Inc.                           Texas
   CB&I Tyler Company                                Delaware
     CB&I Paddington Limited                         United Kingdom
     CB&I Woodlands L.L.C.                           Delaware
     Howe-Baker International, L.L.C.                Delaware
         Howe-Baker Holdings, L.L.C.                 Delaware
            Howe-Baker Engineers, Ltd.               Texas

          HBI Holdings, L.L.C.                       Delaware
           Matrix Engineering, Ltd.                  Texas
          Callidus Technologies, L.L.C.              Oklahoma
   CBI Services, Inc.                                Delaware
       Morse Construction Group, Inc.                Washington
   Chicago Bridge & Iron Company                     Illinois
      Asia Pacific Supply Co.                        Delaware
      CBI Caribe, Limited                            Delaware
      CBI Company Ltd.                               Delaware
         Constructora C.B.I. Limitada                Chile
      Central Trading Company, Ltd.                  Delaware
   Chicago Bridge & Iron Company (Delaware)          Delaware
Lealand Finance Company B.V.                         The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.